EXHIBIT 99.1

Kohlberg Capital Reiterates That It Has No Mortgage Debt Exposure

NEW YORK, Aug. 6, 2007 (PRIME NEWSWIRE) -- In response to recent market events, Kohlberg Capital Corporation (Nasdaq:KCAP) ("Kohlberg Capital") reiterated today the following:

 * It has no exposure to mortgage debt (sub-prime or otherwise) or consumer borrowings, directly or indirectly through the
   collateralized debt obligations ("CDO") it owns or that are managed by its wholly owned asset manager, Katonah Debt Advisors;

 * Katonah Debt Advisors currently has assets under management of over $2.1 billion, up from a previously reported $1.7 billion at
   March 31, 2007;

 * As of June 30, 2007, Kohlberg Capital's investment in CDO funds is
   $28.9 million representing less than 8% of total assets;

 * The CDOs funds invested in by Kohlberg Capital and/or managed by
   Katonah Debt Advisors are all distributing cash flows and
   performing in line with expectations;

 * The securities in Kohlberg Capital's investment portfolio are diversified across a number of industries and corporate sponsors and none of the securities in Kohlberg Capital's investment portfolio are currently in default or in non-accrual status; and

 * As of June 30, 2007, Kohlberg Capital had excess liquidity of over
   $110 million in cash and available borrowing capacity and neither
   Kohlberg Capital nor Katonah Debt Advisors are subject to margin calls on any borrowings or warehouse facilities.

For more information regarding Kohlberg Capital, including a discussion of certain risks associated with an investment in the common stock of Kohlberg Capital, please refer to Kohlberg Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 and Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as well as the other public filings made by Kohlberg Capital with the Securities and Exchange Commission, all of which can be accessed under the investor relations section of its website, www.kohlbergcapital.com.

Kohlberg Capital plans to announce its second quarter earnings on August 13, 2007. On Tuesday, August 14, 2007 at 4:00 p.m. Eastern Standard Time the Kohlberg Capital executive management team will host a conference call and audio webcast highlighting the Company's second quarter results. Shareholders, prospective shareholders, analysts and other interested parties are welcome to listen to the call or attend the webcast. The conference call dial-in number is 1-877-502-9272 and the webcast can be accessed at www.kohlbergcapital.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements involve a number of risks, uncertainties, and other factors including potential changes in market conditions that could cause actual results to differ materially. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Kohlberg Capital.

About Kohlberg Capital Corporation (KCAP):

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CDO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

(KCAP-G)

CONTACT:  Kohlberg Capital Corporation
          Denise Rodriguez, Investor Relations
          (212) 455-8300
          info@kohlbergcapital.com